Media Contact:	Bunge News Bureau Bunge 636-292-3022 news@bunge.com
Investor Contact:	Ruth Ann Wisener Bunge 636-292-3014 Ruthann.wisener@bunge.com

Bunge Announces Expansion of Existing Share Repurchase Program

St. Louis, MO – November 15, 2024 – Bunge Global SA (NYSE: BG) (“Bunge”) today announced that on November 13, 2024, its Board of Directors authorized the repurchase of an additional $500 million of its issued and outstanding registered shares, par value $0.01 per share (each a “Share,” and collectively the “Shares”) under a previous share repurchase program authorized on June 13, 2023. This is in addition to approximately $800 million for Share repurchases that remain available under the existing share repurchase program as of September 30, 2024, for an aggregate purchase authorization of approximately $1.3 billion (the “Expanded Program”).

Greg Heckman, Bunge’s Chief Executive Officer, said, “As we continuously look for opportunities to best use our capital, share repurchases are an important consideration in our allocation framework. We are pleased to use a meaningful amount of the proceeds from the sale of our interest in the sugar and bioenergy joint venture to expand our existing share repurchase program. This additional $500 million authorization gives us capacity to execute additional repurchases beyond our previous commitment."

The Expanded Program continues to have an indefinite term. The repurchases may be made from time to time through a variety of means, including in the open market, in privately negotiated transactions or through other means as determined by Bunge, and in compliance with applicable legal requirements. The repurchases could include purchases pursuant to a written trading plan in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, which allows Bunge to repurchase Shares at times when they might otherwise be prevented from doing so by applicable securities laws or under self-imposed trading blackout periods. The timing and number of Shares repurchased will depend on a variety of factors, including share price, general economic and market conditions, and other considerations. The Expanded Program may be modified, suspended or discontinued at any time without further notice.

About Bunge
At Bunge (NYSE: BG), our purpose is to connect farmers to consumers to deliver essential food, feed and fuel to the world. With more than two centuries of experience, unmatched global scale and deeply rooted relationships, we work to strengthen global food security, increase sustainability where we operate, and help communities prosper. As a leader in oilseed processing and a leading producer and supplier of specialty plant-based oils and fats, we value our partnerships with farmers to bring quality products from where they’re grown to where they’re consumed. At the same time, we collaborate with our customers to develop tailored and innovative solutions to meet evolving dietary needs and trends in every part of the world. Our Company has its registered office in Geneva, Switzerland and its corporate headquarters in St. Louis, Missouri. We have approximately 23,000 dedicated employees working across approximately 300 facilities located in more than 40 countries.

Cautionary Statement Concerning Forward Looking Statements
The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward looking statements to encourage companies to provide prospective information to investors. This press release includes forward looking statements that reflect our current expectations and projections about our future results, performance, prospects and opportunities. Forward looking statements include all statements that are not historical in nature and may include, among other things, statements relating to the timing and amount of any stock repurchases and our liquidity position. We have tried to identify these forward looking statements by using words including "may," "will," "should," "could," "expect," "anticipate," "believe," "plan," "intend," "estimate," "continue" and similar expressions. These forward looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause our actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward looking statements. The following factors, among others, could cause actual results to differ from these forward looking statements: the impact on our employees, operations, and facilities from the war in Ukraine and the resulting economic and other sanctions imposed on Russia, including the impact on us resulting from the continuation and/or escalation of the war and sanctions against Russia; the effect of weather conditions and the impact of crop and animal disease on our business; the impact of global and regional economic, agricultural, financial and commodities market, political, social and health conditions; changes in government policies and laws affecting our business, including agricultural and trade policies, financial markets regulation and environmental, tax and biofuels regulation; the impact of seasonality; the impact of government policies and regulations; the outcome of pending regulatory and legal proceedings; our ability to complete, integrate and benefit from acquisitions, divestitures, joint ventures and strategic alliances, including without limitation Bunge’s pending business combination with Viterra Limited (“Viterra”); the impact of industry conditions, including fluctuations in supply, demand and prices for agricultural commodities and other raw materials and products that we sell and use in our business, fluctuations in energy and freight costs and competitive developments in our industries; the effectiveness of our capital allocation plans, funding needs and financing sources; the effectiveness of our risk management strategies; operational risks, including industrial accidents, natural disasters, pandemics or epidemics and cybersecurity incidents; changes in foreign exchange policy or rates; the impact of our dependence on third parties; our ability to attract and retain executive management and key personnel; and other factors affecting our business generally.

The forward looking statements included in this release are made only as of the date of this release, and except as otherwise required by federal securities law, we do not have any obligation to publicly update or revise any forward looking statements to reflect subsequent events or circumstances.

You should refer to "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 22, 2024.